Exhibit 99.1

Primis Financial Corp. Reports Basic and Diluted Earnings per Share from Continuing Operations for the Second Quarter of 2022

Completed the Previously Announced Acquisition of SeaTrust Mortgage Company

Declares Quarterly Cash Dividend of $0.10 Per Share

MCLEAN, Va., July 28, 2022 /PRNewswire/ -- Primis Financial Corp. (NASDAQ: FRST) ("Primis" or the "Company"), and its wholly-owned subsidiary, Primis Bank (the "Bank"), today reported net income from continuing operations of $5.0 million for the quarter ended June 30, 2022, compared to $4.6 million for the quarter ended March 31, 2022 and $8.8 million for the quarter ended June 30, 2021. Earnings per share ("EPS") from continuing operations for the three months ended June 30, 2022 were $0.20 on a basic and diluted basis, compared to $0.19 on a basic and diluted basis for the three months ended March 31, 2022.

Net income from continuing operations adjusted for nonrecurring income and expenses(1) was $6.0 million for the three months ended June 30, 2022 versus $4.7 million for the three months ended March 31, 2022. Adjustments, as described further below, include nonrecurring expenses due to branch closures and merger-related expenses. Operating earnings per share from continuing operations(1) were $0.25 on a basic and $0.24 on a diluted basis, compared to $0.19 on a basic and diluted basis for the three months ended March 31, 2022.

Net income from continuing operations for the six months ended June 30, 2022 was $9.6 million compared to $17.2 million for the six months ended June 30, 2021. Earnings per share from continuing operations for the six months ended June 30, 2022 were $0.39 on a basic and diluted basis, compared to $0.71 basic and $0.70 diluted for the six months ended June 30, 2021.

As previously disclosed, on May 31, 2022, Primis Bank completed the previously announced acquisition of 100% of the stock of SeaTrust Mortgage Company ("SeaTrust"), a bank-owned mortgage company based in Wilmington, North Carolina, which was subsequently renamed Primis Mortgage Company ("Primis Mortgage").

Commenting on the quarter, Dennis Zember, Jr., President and CEO said "We have made significant progress in several areas of the Bank that we believe were limiting our market value. We have remixed our deposits with a focus on core deposits and checking accounts and built some unique lines of business that will change the market's opinion about our ability to grow. We have built a culture that is catching on in our local markets and beyond and have improved expertise and skills in our workforce rapidly. I believe this quarter's results and the movement in some of our key ratios are evidence that we are being successful."

(1) Non-GAAP financial measure. Please see "Reconciliation of Non-GAAP Items"in the financial tables for more information and for a reconciliation to GAAP.

Financial Highlights for the Period Ended June 30, 2022

  Improvement in return on average assets from continuing operations(1)  to 0.63% for the three months ended June 30, 2022 from 0.55% for the three months ended March 31, 2022.  Operating return on average assets from continuing operations(1) improved by a larger amount to 0.76% from 0.57% in the first quarter of 2022.
  Loans held for investment grew at an annualized rate of 24.7% for the first six months of 2022 or 30.8% net of a decline in PPP balances.
  Non-interest bearing checking deposits were $653.1 million, representing 24.3% of total deposits at June 30, 2022, compared to 19.1% at June 30, 2021.
  Time deposits were only $329.2 million, representing 12.3% of total deposits at June 30, 2022, down from 14.1% at the same time in 2021.
  Net interest margin of 3.33% in the second quarter of 2022, was up substantially from 2.80% the same period last year.
  FHLB borrowings of only $25 million at the end of the second quarter of 2022, which provides substantial liquidity opportunities.
  Strong capital position with Tier 1 Leverage Ratio at Primis Bank of 12.27% at the end of the second quarter of 2022, which is more than adequate in terms of supporting the Company's expected growth.
  Revenue growth outpaced expenses, despite significant investment in the organization.  Total revenue in the second quarter of 2022 increased 12.5% to $27.2 million compared to $24.2 million in the second quarter of 2021.   Total revenue, excluding PPP-related income, increased 25.5% in the second quarter of 2022 to $27.2 million from $21.7 million in the second quarter of 2021.
  Non-interest expenses were $20.4 million in the second quarter of 2022, an increase of 18.8% from the second quarter of 2021. Excluding nonrecurring revenue and expenses, non-interest expenses grew to $19.1 million in the second quarter of 2022, an increase of 11.2% from the $17.2 million recorded in the second quarter of 2021.
  Pre-tax pre-provision return on average assets from continuing operations(1) was 0.83% for the three months ended June 30, 2022, up 8 basis points from 0.75% for the three months ended March 31, 2022.  Pre-tax pre-provision operating return on average assets from continuing operations(1) was 1.00% for the three months ended June 30, 2022, up 23 basis points from 0.77% for the three months ended March 31, 2022.
  Allowance for credit losses to total loans was 1.15% at June 30, 2022, compared to 1.23% at March 31, 2022.  Allowance for credit losses to total loans (excluding PPP balances and loans held for sale) was 1.16% at June 30, 2022, compared to 1.24% at March 31, 2022.

Operating Performance

The Company reported strong increases in key ratios and growth rates for the second quarter of 2022. Speaking about the performance improvement, Mr. Zember said, "Our primary focus is on two areas right now. First, to tweak the core bank's performance while rationalizing its cost base. We consolidated six branches in the current quarter and are planning to consolidate two additional in the third quarter. Secondly, to bring the lines of business quickly to the kind of profitability that moves the needle for our organization. Both Panacea and Life Premium Finance had substantial growth in the quarter and while their pipelines and expectations are just as substantial, the costs to produce and book this growth have already been incurred. I expect all of these decisions will compound and that our second half of the year will be exciting."

Lines of Business

While the Company's main business continues to be the core bank, management has invested diligently in certain lines of business that augment the profitability and growth rates a core community bank can offer shareholders. These businesses are resource light, digitally oriented and produce return on assets that are superior to bank only returns with better than average long-term credit quality. The table below highlights revenue and expenses directly attributable to the Company's various business lines. Net interest income in the table below also includes an assumed cost of funds given to each business line for illustrative purposes, with offsetting benefit to net interest income included in the bank column. The bank column includes all activities not captured in the business lines, including parent company activities.

(Dollars in thousands)	Bank			Panacea			LPF			Mortgage

Consolidated Statement of Operations (unaudited)	Q2 '22	Q1 '22	Chg	Q2 '22	Q1 '22	Chg	Q2 '22	Q1 '22	Chg	Q2 '22	Q1 '22	Chg
Net Interest Income *	$ 23,341	$ 22,226	5.0%	$ 905	$ 559	62.0%	$ 294	$ 70	323.3%	$ 65	$ -	N/A
Noninterest Income	2,029	2,090	(2.9%)	2	0	N/A	5	-	N/A	593	-	N/A
Operating Noninterest Expense (excl. res. for unfunded)	17,774	17,636	0.8%	799	844	(5.3%)	(37)	132	N/A	759	-	N/A
Pre-Tax Pre-Provision Net Income	7,596	6,680	13.7%	108	(285)	N/A	337	(63)	N/A	(102)	-	N/A

Gross Loans (inc. HFS)	$ 2,368,601	$ 2,258,206	4.9%	$ 142,670	$ 81,232	75.6%	$ 99,675	$ 22,826	336.7%	$ 16,096	$ -	N/A
Total Deposits	2,669,212	2,679,331	(0.4%)	10,778	6,913	55.9%	2,717	-		-	-

* Net interest income assumes business line funding requirements are provided by the Company at it's cost of funds plus 100 basis points.

Panacea has successfully built a nationally-recognized brand and now has ten national and state association partnerships. The division has banking relationships with over 2,000 doctor households across all 50 states. Panacea finished the second quarter of 2022 with approximately $143 million in outstanding loans, an increase of $61.4 million, or 76%, from March 31, 2022. At the end of the second quarter, Panacea's loan portfolio was 52% commercial, 28% consumer and 20% student loan refinance. As previously discussed, Panacea became profitable on a direct basis in the first quarter. Including an assumed cost of funds, Panacea became profitable on a funded basis in the second quarter as well as highlighted above.

Commenting on Panacea's recent momentum, Tyler Stafford, President of the division stated, "The success of Panacea's doctor-centric relationship banking model continues to compound within our target market of doctors across the country, evidenced with a 5.0-star customer review rating and the #1 ranking on TrustPilot within the "Bank" category. With our recently added bankers continuing to ramp, our pipeline of loan opportunities is well over $150 million and continues to build. As a result, we are increasing our loan growth expectations for 2022 from a range of $125 to $150 million to $175 to $200 million. Importantly, the credit quality of our portfolio remains pristine and, given the robustness of our pipeline, we are in a position to be even more selective on pursuing the strongest credits that maximize our profitability. Lastly, we have several deposit-focused initiatives underway which we expect to translate into stronger core deposit growth in the coming quarters."

The Life Premium Finance Division, launched in late 2021, ended the second quarter of 2022 with outstanding balances, net of deferred fees, of $99.7 million, compared to $13.0 million at the end of the fourth quarter of 2021. The Life Premium Finance Division is already showing a healthy level of profitability (including assumed cost of funds) with just 7 months of operations. The division's emphasis on technology, operational efficiencies and a superior customer experience continues to resonate with the marketplace. Total approved credit in the division finished the second quarter of 2022 at $413 million with remaining funding of premiums over the next three to five years.

Primis acquired Primis Mortgage Company on May 31, 2022 and successfully integrated its operations in June. On July 11, Primis Mortgage Company welcomed Chris Blevins to the team as a regional executive. Chris came from a large independent mortgage company where he managed a large region that generated annual production of approximately $6 billion. As previously discussed, the Company expects marginal contribution to earnings from mortgage in 2022 as Primis Mortgage builds out its team and achieves the needed scale and production capacity to make a meaningful earnings contribution in 2023.

As of July 25, Primis now offers a full service, full-featured checking account powered by its new digital platform. The account's low cost of acquisition and management allows the Bank to offer hyper-competitive terms. The account includes free overdrafts, refunds to the customer of debit and credit interchange income on its cards, free ATM transactions nationwide, bill pay, peer-to-peer capabilities and delivery of almost any conceivable banking service directly to customers' doorsteps in select markets.

Net Interest Income

Net interest income increased 12.9% to $24.6 million for the three months ended June 30, 2022 from $21.8 million for the three months ended June 30, 2021. The Company's reported net interest margin for the second quarter of 2022 was 3.33% compared to 2.80% in the second quarter of 2021. Net interest income, excluding the effect of PPP fees, was $24.6 million in the second quarter of 2022, compared to $20.0 million in the second quarter of 2021, an increase of $4.6 million or 23.1%. Also excluding the effects of PPP, the Company's net interest margin expanded to 3.35% in the second quarter of 2022 compared to 2.77% in the same quarter of 2022.

The Company's loan growth over the past several quarters and the improved asset mix has been the driver of positive movements in both margins and net interest income. Loans held for investment represented 84.7% of total average interest earning assets in the second quarter of 2022, compared to 74.6% in the same quarter of 2021. Yield on loans for the second quarter of 2022 was 4.20% compared to 4.34% in the second quarter of 2021. Loan yields in the second quarter, excluding the effect of PPP, were 4.23%, down from 4.46% in the same quarter of 2021.

Total cost of funds in the second quarter of 2022 was 0.53%, down from 0.66% in the same quarter of 2021. Continued growth in checking accounts as a percentage of total deposits and lower rates on other deposits led to the improvement. Total demand deposits and total non-time deposits at the end of the second quarter of 2022 were 24.3% and 87.7%, respectively, compared 19.1% and 85.9%, respectively, in the second quarter of 2021.

Non-interest Income

During the three months ended June 30, 2022, Primis had non-interest income of $2.63 million, compared to $2.09 million for the three months ended March 31, 2022. The increase was primarily due to revenues associated with Primis Mortgage for only one month as the acquisition closed on May 31, 2022. The Company closed $27.0 million in loans in June, down 5.6% from May as the team transitioned to Primis. The rapid slowdown in the mortgage and housing markets have caused many mortgage companies to restructure substantially, reducing headcount in servicing, support and production. While the current market conditions are not ideal for substantial revenues and profitability in this sector, the opportunity to add the needed production capacity at much more reasonable terms than a year ago are real. The division expects to recruit profitable teams and the necessary support throughout the remainder of 2022 and be a material contributor to the Company's results in 2023.

Non-interest Expense

Non-interest expense was $20.4 million for the three months ended June 30, 2022, which included $0.4 million in merger costs, $0.9 million in branch closure costs, and new mortgage expenses of approximately $0.8 million. Non-interest expense also included a recovery of unfunded commitment reserve of $168 thousand in the second quarter of 2022. Excluding merger costs, branch closure costs, new mortgage expenses and unfunded commitment reserve impacts, the Company's adjusted operating expense was $18.5 million for the second quarter of 2022, compared to $18.6 million in the first quarter of 2022 and $17.0 million for the second quarter of 2021.

The Company's operating efficiency ratio from continuing operations(1) in the second quarter of 2022 was 70.2% compared to 75.7% in the first quarter of 2022. The Bank intends to consolidate two more branch locations in the third quarter of 2022. Additionally, management has identified other areas of savings including consolidation of certain staffing positions, contract renegotiations and other opportunities that we expect could save between $3 million and $4 million per year. These amounts, combined with operating performance improvements at the Company's lines of business, could reduce the operating efficiency to below 63% by year end.

Loan Portfolio and Asset Quality

Loans held for investment increased to $2.63 billion at June 30, 2022, compared to $2.39 billion at March 31, 2022. Loans held for investment grew at an annualized rate of 24.7% for the first six months of 2022 or 30.8% net of a decline in PPP balances. Loan growth was robust across the organization, particularly the Panacea and Life Premium Finance divisions which saw their growth rates accelerate in the second quarter. The Company believes loan growth will continue at a similar pace as the first half of 2022 for the rest of the year.

Nonperforming assets, excluding portions guaranteed by the SBA, were $19.9 million at June 30, 2022 compared to $15.1 million at March 31, 2022 driven by a large residential loan that had been adversely rated and is now subject to foreclosure. The loan-to-value on the property is less than 50% and no loss is anticipated. Loans rated substandard or doubtful increased to $27.1 million in the second quarter of 2022 from $23.6 million at the end of the first quarter of 2022.

The allowance for credit losses was $30.2 million at June 30, 2022, up $0.83 million from $29.4 million at March 31, 2022. The Company recorded a provision for credit losses of $0.4 million compared to $0.1 million in the first quarter of 2022. As a percentage of loans, excluding PPP balances, the allowance declined to 1.16% at the end of the second quarter of 2022 compared to 1.24% at the end of the first quarter of 2022. The Company recorded $0.4 million in net recoveries in the second quarter of 2022 compared to net recoveries of $0.2 million in the first quarter of 2022.

Deposits

Total deposits decreased slightly to $2.68 billion at June 30, 2022, compared to $2.69 billion at March 31, 2022. Non-interest bearing demand deposits now represent 24.3% of total deposits and time deposits represent only 12.3% of total deposits at June 30, 2022.

Shareholders' Equity

Book value per share as of June 30, 2022 was $16.17, a decrease of $0.25 since March 31, 2022. Tangible book value per share(1) at the end of the second quarter of 2022 was $11.77, a decrease of $0.34 since March 31, 2022. Shareholders' equity was $399 million, or 12.3% of total assets, at June 30, 2022. Tangible common equity(1) at June 30, 2022 was $290 million, or 9.3% of tangible assets(1). Equity balances decreased from March 31, 2022 to June 30, 2022 because of $8.5 million of unrealized losses on the Company's available-for-sale securities portfolio due to continued increases in market interest rates during the quarter. The Company has the wherewithal to hold these securities until maturity or recovery of the value and does not anticipate realizing any losses on the investments.

Additionally, the Board of Directors announced and declared a dividend of $0.10 per share payable on August 26, 2022 to shareholders of record on August 12, 2022. This is Primis' forty-third consecutive quarterly dividend.

About Primis Financial Corp.

As of June 30, 2022, Primis had $3.24 billion in total assets, $2.63 billion in total loans and $2.68 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through thirty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts
Dennis J. Zember, Jr., President and CEO
Matthew A. Switzer, EVP and CFO
Phone: (703) 893-7400

Primis Financial Corp., NASDAQ Symbol FRST
Website: www.primisbank.com

Address:
Primis Financial Corp.
6830 Old Dominion Drive
McLean, VA 22101

Conference Call

The Company's management will host a conference call to discuss its second quarter results on Friday, July 29, 2022 at 10:00 a.m. (ET). A live Webcast of the conference call is available at the following website: https://app.webinar.net/Dn1WKpOkRPb. Participants may also call 1-888-346-2613 and ask for the Primis Financial Corp. call. A replay of the teleconference will be available for 5 days by calling 1-877-344-7529 and providing Replay Access Code 7372270.

Non-GAAP Measures

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables. Primis uses non-GAAP financial measures to analyze its performance. The measures entitled net income from continuing operations adjusted for nonrecurring income and expenses; pre-tax pre-provision operating earnings from continuing operations; operating return on average assets from continuing operations; pre-tax pre-provision operating return on average assets from continuing operations; operating return on average equity from continuing operations; operating return on average tangible equity from continuing operations; operating efficiency ratio from continuing operations; operating earnings per share from continuing operations – basic; operating earnings per share from continuing operations – diluted; tangible book value per share; tangible common equity; tangible common equity to tangible assets; and net interest margin excluding PPP loans are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. We use the term "operating" to describe a financial measure that excludes income or expense considered to be non-recurring in nature. Items identified as non-operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in our business. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is provided in the Reconciliation of Non-GAAP items table.

Management believes that these non-GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis' performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis. Non-GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names.

Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute "forward-looking statements" within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company's future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including our outlook and long-term goals for future growth and new offerings and services; our expectations regarding net interest margin; expectations on our growth strategy, expense management, capital management and future profitability; expectations on credit quality and performance; statements regarding the effects of the ongoing COVID-19 pandemic and related variants on our business and financial results and conditions; and the assumptions underlying our expectations.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company's management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that might cause such differences include, but are not limited to: the Company's ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial and Life Premium Finance Divisions, new digital bank and V1BE fulfillment service and recent acquisition of SeaTrust; competitive pressures among financial institutions increasing significantly; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices; changes in management's plans for the future; credit risk associated with our lending activities; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions; changes in accounting principles, policies, or guidelines; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company's participation in and execution of government programs related to the COVID-19 pandemic; the ongoing impact of the COVID-19 pandemic on the Company's assets, business, cash flows, financial condition, liquidity, prospects and results of operations; potential increases in the provision for credit losses; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company's management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company's filings with the Securities and Exchange Commission, the Company's Annual Report on Form 10-K for the year ended December 31, 2021, under the captions "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," and in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Primis Financial Corp.
Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For Three Months Ended:					Variance - 2Q 2022 vs.				For Six Months Ended:		Variance

Selected Performance Ratios:	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2022		2Q 2021		2Q 2022	2Q 2021	YTD
Return on average assets from continuing operations	0.63%	0.55%	0.88%	0.72%	1.05%	7	bps	(43)	bps	0.59%	1.06%	(47)	bps
Operating return on average assets from continuing operations(1)	0.76%	0.57%	0.83%	0.72%	1.05%	19		(30)		0.66%	1.07%	(41)
Pre-tax pre-provision operating return on average assets from continuing operations(1)	1.00%	0.77%	0.91%	0.98%	0.86%	23		14		0.86%	1.07%	(21)
Return on average equity from continuing operations	4.92%	4.49%	7.37%	6.01%	8.81%	43		(389)		4.71%	8.69%	(399)
Operating return on average equity from continuing operations(1)	5.93%	4.58%	6.94%	6.01%	8.81%	135		(288)		5.25%	8.77%	(352)
Operating return on average tangible equity from continuing operations(1)	8.08%	6.16%	9.36%	8.12%	12.03%	192		(395)		7.09%	12.02%	(493)
Cost of funds	0.53%	0.52%	0.56%	0.57%	0.66%	1		(13)		0.52%	0.72%	(20)
Net interest margin	3.33%	2.96%	3.00%	2.87%	2.80%	37		53		3.14%	3.10%	4
Gross loans to deposits	97.99%	89.11%	84.68%	82.46%	83.11%	9	pts	15	pts	97.99%	83.11%	15	pts
Efficiency ratio from continuing operations	75.01%	76.11%	68.16%	64.80%	71.00%	(1)		401		75.54%	68.36%	718
Operating efficiency ratio from continuing operations(1)	70.23%	75.65%	69.63%	64.80%	71.00%	(5)		(77)		72.82%	67.97%	486

Per Share Data:
Earnings per share from continuing operations - Basic	$ 0.20	$ 0.19	$ 0.31	$ 0.25	$ 0.36	5.26%		(44.45)%		$ 0.39	$ 0.71	(45.07)%
Earnings per share from discontinued operations - Basic	-	-	-	(0.09)	0.06	-		(100.00)		$ -	$ 0.10	(100.00)
Earnings per share - Basic	$ 0.20	$ 0.19	$ 0.31	$ 0.16	$ 0.42	5.26		(52.41)		$ 0.05	$ 0.81	(94.24)
Operating earnings per share from continuing operations - Basic(1)	$ 0.25	$ 0.19	$ 0.29	$ 0.25	$ 0.36	-		-		$ 0.44	$ 0.71	-
Earnings per share from continuing operations - Diluted	$ 0.20	$ 0.19	$ 0.31	$ 0.25	$ 0.36	5.26		(44.08)		$ 0.39	$ 0.70	(44.29)
Earnings per share from discontinued operations - Diluted	-	-	-	(0.09)	0.06	-		(100.00)		-	0.10	(100.00)
Earnings per share - Diluted	$ 0.20	$ 0.19	$ 0.31	$ 0.16	$ 0.42	5.26		(52.08)		$ 0.39	$ 0.80	(51.25)
Operating earnings per share from continuing operations - Diluted(1)	$ 0.24	$ 0.19	$ 0.29	$ 0.25	$ 0.36	-		-		$ 0.43	$ 0.70	-
Book value per share	$ 16.17	$ 16.42	$ 16.76	$ 16.63	$ 16.59	(1.52)		(2.53)		$ 16.17	$ 16.59	(2.53)
Tangible book value per share(1)	$ 11.77	$ 12.11	$ 12.43	$ 12.28	$ 12.22	(2.81)		(3.68)		$ 11.77	$ 12.22	(3.68)
Cash dividend per share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.10	-		-		$ 0.20	$ 0.20	-
Weighted average shares outstanding - Basic	24,562,753	24,503,945	24,476,569	24,474,104	24,450,916	0.24		0.46		24,533,512	24,489,050	0.18
Weighted average shares outstanding - Diluted	24,681,425	24,662,588	24,653,363	24,634,384	24,616,824	0.08		0.26		24,666,486	24,562,719	0.42
Shares outstanding at end of period	24,650,239	24,622,739	24,574,619	24,574,619	24,537,269	0.11%		0.46%		24,650,239	24,537,269	0.46%

Asset Quality Ratios:
Non-performing assets as a percent of total assets, excluding SBA guarantees	0.61%	0.47%	0.44%	0.47%	0.43%	14	bps	19	bps	0.61%	0.43%	19	bps
Net charge-offs (recoveries) as a percent of average loans (annualized)	(0.07%)	(0.03%)	(0.00%)	0.34%	(0.10%)	(4)		4		(0.04%)	(0.04%)	-
Allowance for credit losses to total loans	1.15%	1.23%	1.24%	1.31%	1.37%	(8)		(22)		1.15%	1.37%	(22)
Allowance for credit losses to total loans (excluding PPP loans)	1.16%	1.24%	1.29%	1.40%	1.52%	(9)		(37)		1.16%	1.52%	(37)

Capital Ratios:
Tangible common equity to tangible assets(1)	9.27%	9.57%	9.26%	9.02%	9.12%	(30)	bps	16	bps
Leverage ratio (2)	10.21%	10.13%	9.41%	9.15%	9.38%	8		83
Common equity tier 1 capital ratio (2)	12.60%	13.99%	13.09%	13.85%	13.77%	(139)		(117)
Tier 1 risk-based capital ratio (2)	13.01%	14.45%	13.52%	14.31%	14.23%	(144)		(122)
Total risk-based capital ratio (2)	17.58%	19.41%	18.52%	19.60%	19.52%	(183)		(194)

(1) See Reconciliation of Non-GAAP financial measures.
(2) June 30, 2022 ratios are estimated and may be subject to change pending the final filing of the FR Y-9C.

Primis Financial Corp.
(Dollars in thousands)	As Of :					Variance - 2Q 2022 vs.

Condensed Consolidated Balance Sheets (unaudited)	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2022	2Q 2021
Assets
Cash and cash equivalents	$ 70,721	$ 298,230	$ 530,167	$ 650,746	$ 620,839	(76.29)%	(88.61)%
Investment securities-available for sale	257,180	271,626	271,332	206,821	201,977	(5.32)	27.33
Investment securities-held to maturity	14,978	16,138	22,940	26,412	28,669	(7.19)	(47.76)
Loans held for sale	16,096	-	-	-	-	-	-
Loans receivable, net of deferred fees	2,628,797	2,393,669	2,339,986	2,314,584	2,286,355	9.82	14.98
Allowance for credit losses	(30,209)	(29,379)	(29,105)	(30,386)	(31,265)	2.83	(3.38)
Net loans	2,598,588	2,364,290	2,310,881	2,284,198	2,255,090	9.91	15.23
Stock in Federal Reserve Bank and Federal Home Loan Bank	12,940	11,927	15,521	15,521	15,521	8.49	(16.63)
Investments in mortgage affiliate - held for sale	-	-	-	10,050	12,949	-	(100.00)
Bank premises and equipment, net	26,113	29,872	30,410	30,686	30,099	(12.58)	(13.24)
Operating lease right-of-use assets	4,777	5,305	5,866	6,331	6,386	(9.95)	(25.20)
Goodwill and other intangible assets	108,524	106,075	106,416	106,757	107,098	2.31	1.33
Assets held for sale, net	3,127	-	-	-	-	-	-
Bank-owned life insurance	67,339	67,099	66,724	66,336	65,949	0.36	2.11
Other real estate owned	1,041	1,041	1,163	1,312	1,274	-	(18.29)
Deferred tax assets, net	14,658	12,380	9,571	13,571	14,442	18.40	1.50
Other assets	40,496	35,893	36,362	33,676	34,858	12.82	16.17
Total assets	$ 3,236,578	$ 3,219,876	$ 3,407,353	$ 3,452,417	$ 3,395,151	0.52%	(4.67)%

Liabilities and stockholders' equity
Demand deposits	$ 653,181	$ 559,682	$ 530,282	$ 535,706	$ 525,244	16.71%	24.36%
NOW accounts	677,237	730,235	849,738	921,667	912,666	(7.26)	(25.80)
Money market accounts	802,953	831,580	799,759	758,259	714,759	(3.44)	12.34
Savings accounts	220,211	225,291	222,862	216,470	209,441	(2.25)	5.14
Time deposits	329,223	339,456	360,575	374,965	388,954	(3.01)	(15.36)
Total deposits	2,682,805	2,686,244	2,763,216	2,807,067	2,751,064	(0.13)	(2.48)
Securities sold under agreements to repurchase - short term	10,020	11,231	9,962	13,348	12,521	(10.78)	(19.97)
Federal Home Loan Bank advances	25,000	-	100,000	100,000	100,000	-	(75.00)
Subordinated debt and notes	95,170	95,099	95,028	95,442	95,404	0.07	(0.25)
Operating lease liabilities	5,299	5,897	6,498	7,000	7,014	(10.14)	(24.45)
Other liabilities	19,647	17,210	20,768	20,931	22,208	14.16	(11.53)
Total liabilities	2,837,941	2,815,681	2,995,472	3,043,788	2,988,211	0.79	(5.03)
Stockholders' equity	398,637	404,195	411,881	408,629	406,940	(1.38)	(2.04)
Total liabilities and stockholders' equity	$ 3,236,578	$ 3,219,876	$ 3,407,353	$ 3,452,417	$ 3,395,151	0.52%	(4.67)%

Tangible common equity(1)	$ 290,113	$ 298,120	$ 305,465	$ 301,872	$ 299,842	(2.69)%	(3.24)%

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 2Q 2022 vs.		For Six Months Ended:		Variance

Condensed Consolidated Statement of Operations (unaudited)	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2022	2Q 2021	2Q 2022	2Q 2021	YTD
Interest and dividend income	$ 28,258	$ 26,585	$ 28,503	$ 27,801	$ 26,631	6.29%	6.11%	$ 54,843	$ 56,939	(3.68)%
Interest expense	3,652	3,731	4,262	4,594	4,831	(2.12)	(24.40)	7,383	10,184	(27.50)
Net interest income	24,606	22,854	24,241	23,207	21,800	7.67	12.87	47,460	46,755	1.51
Provision for (recovery of) credit losses	422	99	(1,299)	1,085	(4,215)	NM	(110.01)	521	(5,587)	(109.33)
Net interest income after provision for (recovery of) credit losses	24,184	22,755	25,540	22,122	26,015	6.28	(7.04)	46,939	52,342	(10.32)
Account maintenance and deposit service fees	1,442	1,351	1,420	1,509	1,586	6.74	(9.08)	2,793	3,250	(14.06)
Income from bank-owned life insurance	378	375	535	387	379	0.80	(0.26)	753	765	(1.57)
Gain on debt extinguishment	-	-	573	-	-	-	-	-	-	-
Gain (loss) on sale of mortgage loans	593	-	-	-	-	-	-	593	-	-
Other	217	364	359	455	453	(40.38)	(52.10)	581	752	(22.74)
Noninterest income	2,630	2,090	2,887	2,351	2,418	25.84	8.77	4,720	4,767	(0.99)
Employee compensation and benefits	10,573	9,625	9,527	9,032	8,810	9.85	20.01	20,198	18,182	11.09
Occupancy and equipment expenses	2,546	2,557	2,487	2,523	2,311	(0.43)	10.17	5,103	4,666	9.37
Amortization of core deposit intangible	341	341	342	341	341	-	-	682	682	-
Virginia franchise tax expense	814	813	733	732	759	0.12	7.25	1,627	1,434	13.46
Data processing expense	1,293	1,197	934	1,003	1,016	8.02	27.26	2,783	1,815	53.33
Telecommunication and communication expense	366	382	439	415	414	(4.19)	(11.59)	748	936	(20.09)
Net (gain) loss on other real estate owned	-	(59)	70	-	77	100.00	(100.00)	(59)	17	NM
Net (gain) loss on fixed assets	620	-	-	-	-	-	-	620	-	-
Professional fees	827	1,387	1,238	874	1,091	(40.37)	(24.20)	1,921	2,225	(13.66)
Other expenses	3,050	2,744	2,722	1,640	2,376	11.15	28.37	5,794	5,261	10.13
Noninterest expense	20,430	18,987	18,492	16,560	17,195	7.60	18.81	39,417	35,218	11.92
Income from continuing operations before income taxes	6,384	5,858	9,935	7,913	11,238	8.98	(43.19)	12,242	21,891	(44.08)
Income tax expense	1,375	1,265	2,284	1,702	2,434	8.70	(43.51)	2,640	4,735	(44.24)
Income from continuing operations	5,009	4,593	7,651	6,211	8,804	9.06	(43.10)	9,602	17,156	(44.03)
Income (loss) from discontinued operations before income taxes	-	-	-	(2,899)	1,878	-	(100.00)	-	3,193	(100.00)
Income tax expense (benefit)	-	-	-	(627)	407	-	(100.00)	-	691	(100.00)
Income (loss) from discontinued operations	-	-	-	(2,272)	1,471	-	(100.00)	-	2,502	(100.00)
Net income	$ 5,009	$ 4,593	$ 7,651	$ 3,939	$ 10,275	9.06%	(51.25)%	$ 9,602	$ 19,658	(51.15)%

(1) See Reconciliation of Non-GAAP financial measures.
The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	As Of:					Variance - 2Q 2022 vs.

Loan Portfolio Composition	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2022	2Q 2021
Loans secured by real estate:
Commercial real estate - owner occupied	$ 433,840	$ 406,285	$ 389,109	$ 421,940	$ 417,489	6.78%	3.92%
Commercial real estate - non-owner occupied	600,436	615,682	590,523	631,423	563,114	(2.48)	6.63
Secured by farmland	9,305	8,896	10,003	10,721	11,861	4.60	(21.55)
Construction and land development	117,604	116,365	121,520	109,763	109,719	1.06	7.19
Residential 1-4 family	607,548	575,946	548,830	531,556	516,475	5.49	17.63
Multi-family residential	144,406	152,266	164,071	153,310	130,221	(5.16)	10.89
Home equity lines of credit	69,860	72,440	73,877	75,775	80,262	(3.56)	(12.96)
Total real estate loans	1,982,999	1,947,880	1,897,933	1,934,488	1,829,141	1.80	8.41

Commercial loans	448,582	336,961	303,697	203,243	194,610	33.13	130.50
Paycheck Protection Program loans	17,525	31,404	77,319	140,465	234,315	(44.20)	(92.52)
Consumer loans	179,691	77,424	61,037	36,388	28,289	132.09	NM
Loans receivable, net of deferred fees	$ 2,628,797	$ 2,393,669	$ 2,339,986	$ 2,314,584	$ 2,286,355	9.82%	14.98%

Loans by Risk Grade:
Pass, not graded	$ -	$ -	$ -	$ -	$ -	-%	-%
Pass Grade 1 - Highest Quality	609	786	641	789	1,054	(22.52)	(42.22)
Pass Grade 2 - Good Quality	129,571	8,734	103,496	153,834	247,664	NM	(47.68)
Pass Grade 3 - Satisfactory Quality	1,513,054	1,413,480	1,327,718	1,248,233	1,142,784	7.04	32.40
Pass Grade 4 - Pass	890,709	895,197	836,610	841,451	823,866	(0.50)	8.11
Pass Grade 5 - Special Mention	67,736	51,884	31,112	25,008	29,844	30.55	126.97
Grade 6 - Substandard	27,118	23,588	40,409	45,269	39,613	14.97	(31.54)
Grade 7 - Doubtful	-	-	-	-	1,530	-	(100.00)
Grade 8 - Loss	-	-	-	-	-	-	-
Total loans	$ 2,628,797	$ 2,393,669	$ 2,339,986	$ 2,314,584	$ 2,286,355	9.82%	14.98%

(Dollars in thousands)	As Of or For Three Months Ended:

Asset Quality Information	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021
Allowance for Credit Losses:
Balance at beginning of period	$ (29,379)	$ (29,105)	$ (30,386)	$ (31,265)	$ (34,893)
(Provision for) / recovery of allowance for credit losses	(422)	(99)	1,299	(1,085)	4,215
Net charge-offs	(408)	(175)	(18)	1,964	(587)
Ending balance	$ (30,209)	$ (29,379)	$ (29,105)	$ (30,386)	$ (31,265)

Reserve for Unfunded Commitments:
Balance at beginning of period	$ (1,237)	$ (977)	$ (1,129)	$ (1,599)	$ (1,450)
(Expense for) / recovery of unfunded loan commitment reserve	168	(260)	152	470	(149)
Total Reserve for Unfunded Commitments	$ (1,069)	$ (1,237)	$ (977)	$ (1,129)	$ (1,599)

	As Of:					Variance - 2Q 2022 vs.

Non-Performing Assets:	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2022	2Q 2021
Nonaccrual loans	$ 19,635	$ 14,941	$ 15,029	$ 18,352	$ 14,604	31.42%	34.45%
Accruing loans delinquent 90 days or more	1,512	1,817	283	-	-	(16.79)	-
Total non-performing loans	21,147	16,758	15,312	18,352	14,604	26.19	44.80
Other real estate owned	1,041	1,041	1,163	1,312	1,274	-	(18.29)
Total non-performing assets	$ 22,188	$ 17,799	$ 16,475	$ 19,664	$ 15,878	24.66	39.74
SBA guaranteed portion of non-performing loans	$ 2,319	$ 2,651	$ 1,388	$ 3,361	$ 1,380	(12.52)	68.04

Troubled debt restructuring	$ 2,695	$ 3,103	$ 3,401	$ 3,710	$ 2,766	(13.15)	(2.6)
Loans deferred under COVID-19 modifications	$ -	$ -	$ -	$ 6,985	$ 25,977	-%	(100.00)%

The company defines "NM" as not meaningful for increases or decreases greater than 300 percent.

Primis Financial Corp.
(Dollars in thousands)	For Three Months Ended:					Variance - 2Q 2021 vs.				For Six Months Ended:		Variance

Average Balance Sheet	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	1Q 2022		2Q 2021		2Q 2022	2Q 2021	YTD
Assets
Loans held for sale	$ 6,936	$ -	$ -	$ -	$ -	-%		-%		$ 3,487	$ -	-%
Loans, net of deferred fees	2,509,978	2,360,782	2,317,260	2,291,945	2,327,162	6.32		7.86		2,435,792	2,381,635	2.27
Investment securities	287,722	302,431	258,265	229,906	215,713	(4.86)		33.38		295,036	204,600	44.20
Other earning assets	158,817	466,952	632,841	689,084	577,939	(65.99)		(72.52)		312,033	459,368	(32.07)
Total earning assets	2,963,453	3,130,165	3,208,366	3,210,935	3,120,814	(5.33)		(5.04)		3,046,348	3,045,603	0.02
Investment in STM - Held for sale	—	—	9,941	12,621	12,728	-		(100.00)		-	12,679	(100.00)
Other assets	228,893	226,320	229,718	230,116	226,836	1.14		0.91		227,614	227,468	0.06
Total assets	$ 3,192,346	$ 3,356,485	$ 3,448,025	$ 3,453,672	$ 3,360,378	(4.89)%		(5.00)%		$ 3,273,962	$ 3,285,750	(0.36)%

Liabilities and stockholders' equity
Demand deposits	$ 596,714	$ 545,530	$ 547,504	$ 547,500	$ 516,877	9.38%		15.45%		$ 571,264	$ 497,452	14.84%
Interest-bearing liabilities:
NOW and other demand accounts	695,481	817,430	878,652	920,203	867,499	(14.92)		(19.83)		756,118	820,892	(7.89)
Money market accounts	810,781	809,460	784,942	744,280	719,925	0.16		12.62		810,124	686,867	17.94
Savings accounts	222,274	224,716	219,823	213,859	206,507	(1.09)		7.64		223,489	199,419	12.07
Time deposits	329,198	350,368	368,603	380,233	409,247	(6.04)		(19.56)		339,724	437,440	(22.34)
Total Deposits	2,654,448	2,747,504	2,799,524	2,806,075	2,720,055	(3.39)		(2.41)		2,700,719	2,642,070	2.22
Borrowings	107,784	171,293	209,215	208,689	210,505	(37.08)		(48.80)		139,363	214,444	(35.01)
Total Funding	2,762,232	2,918,797	3,008,739	3,014,764	2,930,560	(5.36)		(5.74)		2,840,082	2,856,514	(0.58)
Other Liabilities	22,095	23,057	27,407	28,699	29,013	(4.17)		(23.84)		22,573	31,249	(27.76)
Stockholders' equity	408,019	414,631	411,879	410,209	400,805	(1.59)		1.80		411,307	397,987	3.35
Total liabilities and stockholders' equity	$ 3,192,346	$ 3,356,485	$ 3,448,025	$ 3,453,672	$ 3,360,378	(4.89)%		(5.00)%		$ 3,273,962	$ 3,285,750	(0.36)%

Memo: Average PPP loans	$ 23,950	$ 51,491	$ 102,078	$ 191,504	$ 294,019	(53.49)%		(91.85)%		$ 37,644	$ 313,474	(87.99)%

Net Interest Income
Loans held for sale	$ 93	$ -	$ -	$ -	$ -	-%		-%		$ 93	$ -	-%
Loans	26,272	24,749	26,701	26,181	25,182	6.15		4.33		51,021	54,139	(5.76)
Investment securities	1,445	1,430	1,242	1,083	1,073	1.05		34.67		2,874	2,115	35.89
Other earning assets	448	406	560	537	376	10.34		19.15		854	685	24.67
Total Earning Assets	28,258	26,585	28,503	27,801	26,631	6.29		6.11		54,842	56,939	(3.68)

Non-interest bearing DDA	-	-	-	-	-	-		-		-	-	-
NOW and other interest-bearing demand accounts	556	666	832	1,062	1,022	(16.52)		(45.60)		1,222	2,116	(42.25)
Money market accounts	938	859	952	1,056	1,153	9.20		(18.65)		1,797	2,238	(19.71)
Savings accounts	142	149	154	165	157	(4.70)		(9.55)		291	299	(2.68)
Time deposits	674	700	809	877	1,057	(3.71)		(36.23)		1,374	2,552	(46.16)
Total Deposit Costs	2,310	2,374	2,747	3,160	3,389	(2.70)		(31.84)		4,684	7,205	(34.99)

Borrowings	1,342	1,357	1,515	1,434	1,442	(1.11)		(6.93)		2,699	2,979	(9.40)
Total Funding Costs	3,652	3,731	4,262	4,594	4,831	(2.12)		(24.40)		7,383	10,184	(27.50)

Net Interest Income	$ 24,606	$ 22,854	$ 24,241	$ 23,207	$ 21,800	7.67%		12.87%		$ 47,459	$ 46,755	1.51%

Memo: SBA PPP loan interest and fee income	$ 59	$ 435	$ 2,503	$ 3,146	$ 2,559	(86.44)%		(97.69)%		$ 494	$ 8,337	(94.07)%
Memo: SBA PPP loan funding costs	$ 21	$ 44	$ 90	$ 169	$ 257	(52.27)%		(91.83)%		$ 65	$ 544	(88.05)%

Net Interest Margin
Loans held for sale	5.38%	0.00%	0.00%	0.00%	0.00%	538	bps	538	bps	5.38%	0.00%	538	bps
Loans	4.20%	4.25%	4.57%	4.53%	4.34%	(5)		(14)		4.22%	4.58%	(36)
Investments	2.01%	1.92%	1.91%	1.87%	2.00%	9		1		1.96%	2.08%	(12)
Other Earning Assets	1.13%	0.35%	0.35%	0.31%	0.26%	78		87		0.55%	0.30%	25
Total Earning Assets	3.82%	3.44%	3.52%	3.44%	3.42%	38		40		3.63%	3.77%	(14)

NOW	0.32%	0.33%	0.38%	0.46%	0.47%	(1)		(15)		0.33%	0.52%	(19)
MMDA	0.46%	0.43%	0.48%	0.56%	0.64%	3		(18)		0.45%	0.66%	(21)
Savings	0.26%	0.27%	0.28%	0.31%	0.30%	(1)		(4)		0.26%	0.30%	(4)
CDs	0.82%	0.81%	0.87%	0.92%	1.04%	1		(22)		0.82%	1.18%	(36)
Cost of Interest Bearing Deposits	0.45%	0.44%	0.48%	0.56%	0.62%	1		(17)		0.44%	0.68%	(24)
Cost of Deposits	0.35%	0.35%	0.39%	0.45%	0.50%	-		(15)		0.35%	0.55%	(20)
												-
Other Funding	4.99%	3.22%	2.87%	2.73%	2.75%	177		224		3.91%	2.80%	111
Total Cost of Funds	0.53%	0.52%	0.56%	0.57%	0.66%	1		(13)		0.52%	0.72%	(20)

Net Interest Margin	3.33%	2.96%	3.00%	2.87%	2.80%	37		53		3.14%	3.10%	4
Net Interest Spread	3.15%	2.81%	2.96%	2.83%	2.76%	34		39		2.97%	3.05%	(8)

Memo: Excluding SBA PPP loans
Loans	4.23%	4.27%	4.33%	4.35%	4.46%	(4)	bps	(23)	bps	4.25%	4.47%	(22)	bps
Total Earning Assets	3.85%	3.44%	3.32%	3.24%	3.42%	40		43		3.64%	3.59%	6
Net Interest Margin*	3.35%	2.96%	2.79%	2.66%	2.77%	39		59		3.15%	2.88%	28

*Net interest margin excluding the effect of SBA PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods

Primis Financial Corp.
(Dollars in thousands, except per share data)	For Three Months Ended:					For Six Months Ended:

Reconciliation of Non-GAAP items:	2Q 2022	1Q 2022	4Q 2021	3Q 2021	2Q 2021	2Q 2022	2Q 2021
Net income from continuing operations	$ 5,009	$ 4,593	$ 7,651	$ 6,211	$ 8,804	$ 9,602	$ 17,156
Non-GAAP adjustments to Net Income from continuing operations:
Management Restructure / Recruiting	-	-	-	-	-	-	200
Branch Closures/ Consolidations	901	-	-	-	-	901	-
Merger expenses	401	115	-	-	-	516	-
(Gain) on debt extinguishment	-	-	(573)	-	-	-	-
Income tax effect	(281)	(25)	124	-	-	(306)	(43)
Net income from continuing operations adjusted for nonrecurring income and expenses	$ 6,030	$ 4,683	$ 7,202	$ 6,211	$ 8,804	$ 10,713	$ 17,313

Net income from continuing operations	$ 5,009	$ 4,593	$ 7,651	$ 6,211	$ 8,804	$ 9,602	$ 17,156
Income tax expense	1,375	1,265	2,284	1,702	2,434	2,640	4,735
Provision for credit losses (incl. unfunded commitment expense)	254	359	(1,451)	615	(4,066)	353	(4,727)
Pre-tax pre-provision earnings from continuing operations	$ 6,638	$ 6,217	$ 8,484	$ 8,528	$ 7,172	$ 12,595	$ 17,164
Effect of adjustment for nonrecurring income and expenses	1,302	115	(573)	-	-	1,417	200
Pre-tax pre-provision operating earnings from continuing operations	$ 7,940	$ 6,332	$ 7,911	$ 8,528	$ 7,172	$ 14,012	$ 17,364

Return on average assets from continuing operations	0.63%	0.55%	0.88%	0.72%	1.05%	0.59%	1.06%
Effect of adjustment for nonrecurring income and expenses	0.13%	0.01%	(0.05%)	0.00%	0.00%	0.07%	0.01%
Operating return on average assets from continuing operations	0.76%	0.57%	0.83%	0.72%	1.05%	0.66%	1.07%

Return on average assets from continuing operations	0.63%	0.55%	0.88%	0.72%	1.05%	0.59%	1.06%
Effect of tax expense	0.17%	0.15%	0.26%	0.20%	0.29%	0.16%	0.29%
Effect of provision for credit losses	0.03%	0.04%	(0.17%)	0.07%	(0.49%)	0.02%	(0.29%)
Pre-tax pre-provision return on average assets from continuing operations	0.83%	0.75%	0.98%	0.98%	0.86%	0.78%	1.06%
Effect of adjustment for nonrecurring income and expenses	0.16%	0.01%	(0.07%)	0.00%	0.00%	0.09%	0.01%
Pre-tax pre-provision operating return on average assets from continuing operations	1.00%	0.77%	0.91%	0.98%	0.86%	0.86%	1.07%

Return on average equity from continuing operations	4.92%	4.49%	7.37%	6.01%	8.81%	4.71%	8.69%
Effect of adjustment for nonrecurring income and expenses	1.00%	0.09%	(0.43%)	0.00%	0.00%	0.54%	0.08%
Operating return on average equity from continuing operations	5.93%	4.58%	6.94%	6.01%	8.81%	5.25%	8.77%
Effect of goodwill and other intangible assets	2.15%	1.58%	2.42%	2.12%	3.22%	1.84%	3.24%
Operating return on average tangible equity from continuing operations	8.08%	6.16%	9.36%	8.12%	12.03%	7.09%	12.02%

Efficiency ratio from continuing operations	75.01%	76.11%	68.16%	64.80%	71.00%	75.54%	68.36%
Effect of adjustment for nonrecurring income and expenses	(4.78%)	(0.46%)	1.47%	0.00%	0.00%	(2.72%)	(0.39%)
Operating efficiency ratio from continuing operations	70.23%	75.65%	69.63%	64.80%	71.00%	72.82%	67.97%

Earnings per share from continuing operations - Basic	$ 0.20	$ 0.19	$ 0.31	$ 0.25	$ 0.36	$ 0.39	$ 0.71
Effect of adjustment for nonrecurring income and expenses	0.05	0.00	(0.02)	0.00	-	0.05	(0.00)
Operating earnings per share from continuing operations - Basic	$ 0.25	$ 0.19	$ 0.29	$ 0.25	$ 0.36	$ 0.44	$ 0.71

Earnings per share from continuing operations - Diluted	$ 0.20	$ 0.19	$ 0.31	$ 0.25	$ 0.36	$ 0.39	$ 0.70
Effect of adjustment for nonrecurring income and expenses	0.04	(0.00)	(0.02)	0.00	-	0.04	0.00
Operating earnings per share from continuing operations - Diluted	$ 0.24	$ 0.19	$ 0.29	$ 0.25	$ 0.36	$ 0.43	$ 0.70

Book value per share	$ 16.17	$ 16.42	$ 16.76	$ 16.63	$ 16.59	$ 16.17	$ 16.59
Effect of goodwill and other intangible assets	(4.40)	(4.31)	(4.34)	(4.35)	(4.37)	(4.40)	(4.36)
Tangible book value per share	$ 11.77	$ 12.11	$ 12.43	$ 12.28	$ 12.22	$ 11.77	$ 12.22

Stockholders' equity	$ 398,637	$ 404,195	$ 411,881	$ 408,629	$ 406,940	$ 398,637	$ 406,940
Less goodwill and other intangible assets	(108,524)	(106,075)	(106,416)	(106,757)	(107,098)	(108,524)	(107,098)
Tangible common equity	$ 290,113	$ 298,120	$ 305,465	$ 301,872	$ 299,842	$ 290,113	$ 299,842

Equity to assets	12.32%	12.55%	12.10%	11.84%	11.99%	12.32%	11.99%
Effect of goodwill and other intangible assets	(3.04%)	(2.98%)	(2.84%)	(2.81%)	(2.87%)	(3.04%)	(2.87%)
Tangible common equity to tangible assets	9.27%	9.57%	9.26%	9.02%	9.12%	9.27%	9.12%

Net interest margin	3.33%	2.96%	3.00%	2.87%	2.80%	3.14%	3.10%
Effect of adjustment for PPP associated balances*	0.02%	(0.00%)	(0.21%)	(0.21%)	(0.03%)	0.01%	(0.22%)
Net interest margin excluding PPP	3.35%	2.96%	2.79%	2.66%	2.77%	3.15%	2.88%

*Net interest margin excluding the effect of PPP loans assumes a funding cost of 35bps on average PPP balances in all applicable periods